UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (203) 272-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 5, 2015, Alexion Pharmaceuticals, Inc., a Delaware corporation (“Alexion” or “Parent”), entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with Synageva BioPharma Corp., a Delaware corporation (“Synageva” or the “Company”), and Parent’s wholly owned subsidiaries, Pulsar Merger Sub Inc., a Delaware corporation (“Purchaser”) and Galaxy Merger Sub LLC, a Delaware limited liability company (“Merger Sub 2”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence an exchange offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company (the “Shares”), with each Share accepted by Purchaser in the Offer to be exchanged for the right to receive $115.00 in cash and 0.6581 shares of Purchaser common stock, plus cash in lieu of any fractional shares, in each case, without interest, but subject to any applicable withholding of taxes (together, the “Transaction Consideration”). If the conditions to the offer are satisfied and the Offer closes, Parent would acquire any remaining Shares by a merger of Purchaser with and into the Company (the “First Merger”), with the Company surviving the First Merger. Immediately following the First Merger, the Company, as the surviving company of the First Merger, will be merged with and into Merger Sub 2 (the “Second Merger” and together with the First Merger, the “Mergers”), with Merger Sub 2 surviving the Second Merger as a wholly owned subsidiary of Parent. The Company and Parent intend, for U.S. federal income tax purposes, that the Offer and the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986.

The obligation of Parent and Purchaser to consummate the Offer is subject to, among other conditions, the condition that there be validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Shares representing at least a majority of the Shares outstanding as of the scheduled expiration of the Offer (such condition, the “Minimum Condition”). The Minimum Condition may not be waived by Purchaser without the prior written consent of the Company. Accordingly, no vote of the Company stockholders will be required in connection with the First Merger if Parent and Purchaser consummate the Offer. The Merger Agreement contemplates that, if the Offer is completed, the First Merger will be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), which permits completion of the First Merger upon the acquisition by Purchaser of one Share more than 50% of the number of Shares that are then issued and outstanding.

The Merger Agreement also provides for an alternative means by which the First Merger may be consummated if the Offer is not completed. If any of the conditions to the Offer are not satisfied at any scheduled expiration date of the Offer occurring after July 12, 2015, Purchaser may terminate the Offer and deliver a meeting request to the Company requesting that the Company convene a meeting of stockholders to vote on the adoption of the Merger Agreement. In such circumstances, the obligation of Parent and Purchaser to consummate the Mergers is subject to, among other conditions, the condition that a majority of the Shares outstanding as of the record date for the meeting of stockholders vote in favor of adoption of the Merger Agreement.

Regardless of transaction structure, in the First Merger, each outstanding Share of Company common stock not tendered in the Offer and accepted for payment, other than Shares of Company common stock owned by Parent, the Company (in the treasury of the Company), subsidiaries of either Parent or the Company or by stockholders who have validly exercised their appraisal rights under Delaware law, will be converted into the right to receive the Transaction Consideration. No fractional shares of Parent common stock will be issuable in the Offer or the First Merger, and each Company stockholder who otherwise would be entitled to receive a fraction of a share of Parent common stock pursuant to the Offer or the First Merger will be paid an amount in cash (without interest) equal to such fractional part of a share of Parent common stock multiplied by the average of the closing prices per share of Parent common stock on Nasdaq for the ten full trading days ending on the third business day prior to the Closing Date, rounded to the nearest one-hundredth of a cent.

The Merger Agreement provides that (1) Company stock options outstanding at the consummation of the First Merger will be fully vested, cancelled and converted into the right to receive, on a per-share basis, an amount of cash and a number of shares of Parent common stock equal to the Transaction Consideration multiplied by a number of Shares of Company common stock equal to (i) $230 less the exercise price per share of such stock option, divided by (ii) $230, less applicable taxes (deducted first from the cash portion of the consideration), and with any stock option having a per-share exercise price that equals or exceeds $230 cancelled without any consideration therefor; (2) except for certain Company restricted stock units described in (3) each Company restricted stock unit outstanding at the consummation of the First Merger will be fully vested, cancelled and converted into the right to receive, on a per-share basis, the Transaction Consideration, less applicable taxes (deducted first from the cash portion of the Transaction Consideration); and (3) one half of each Company restricted stock unit award that is permitted to be granted after the signing and prior to the consummation of the First Merger, and is outstanding at the consummation of the First Merger, will be converted into a restricted stock unit award in respect of Parent common stock, with the number of shares of Parent common stock underlying such converted award determined based on an exchange ratio.

The obligation of Purchaser to consummate the Offer or the First Merger is also subject to the expiration or termination of the waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary conditions. Consummation of the Offer or the First Merger is not subject to a financing condition.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent, Purchaser and Merger Sub 2. The Company has agreed to operate its business in the ordinary course until completion of the transactions. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain restrictions on its ability to respond to any such proposals. Parent and Purchaser have agreed to use reasonable best efforts to obtain antitrust approval of the proposed transactions.

The Merger Agreement also includes customary termination provisions for both the Company and Parent, subject, in certain circumstances, to the payment by the Company of a termination fee of $325 million. The Company must pay Parent the $325 million termination fee in the event that the Merger Agreement is terminated by Parent following a change of recommendation by the board of directors of the Company or if the Company terminates the Merger Agreement to enter into an agreement with respect to a proposal from a third party that the board of directors of the Company has determined is superior to Parent’s, in each case, as is described in further detail in the Merger Agreement. Under certain additional circumstances described in the Merger Agreement, the Company must also pay Parent a termination fee of $325 million if the Merger Agreement is terminated and, within twelve months following such termination, the Company enters into an agreement for or consummates a business combination transaction of the type described in the relevant provisions of the Merger Agreement. The parties to the Merger Agreement are also entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms of the Merger Agreement.

The board of directors of Alexion unanimously (i) adopted and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Mergers, upon the terms and subject to the conditions set forth in the Merger Agreement and (ii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Alexion and its stockholders.

The cash component of the Transaction Consideration is expected to be financed with a combination of new debt and cash on hand. Alexion executed a commitment letter, dated May 5, 2015, with Bank of America Merrill Lynch and J.P. Morgan that provides a commitment, subject to satisfaction of conditions, for a $3.0 billion 5-year senior secured term loan facility and a $500 million 5-year senior secured revolving credit facility.

Voting and Support Agreements

On May 5, 2015, concurrently with the execution of the Merger Agreement, Thomas J. Tisch, a director of the Company, and entities affiliated with Felix J. Baker, a director of the Company, entered into voting and support agreements with Parent and Purchaser (the “Voting and Support Agreements”), pursuant to which, among other things and subject to the terms and conditions therein, such stockholders agreed to vote all Shares beneficially owned by such stockholders, representing approximately 33.36% of the outstanding Shares of the Company, in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger

Agreement, including the First Merger, and any other matter necessary to consummate such transactions, and not to vote in favor of, or tender their Shares into, any competing offer or acquisition proposal.

The foregoing summaries of the principal terms of the Merger Agreement and the Voting and Support Agreements do not purport to be complete and are qualified in their entirety by reference to the full copies of the Merger Agreement and Voting and Support Agreements filed as Exhibits 2.1, 4.1 and 4.2 hereto and incorporated herein by reference. The summaries and the copies of the Merger Agreement and the Voting and Support Agreements are intended to provide information regarding the terms of the Merger Agreement and the Voting and Support Agreements and are not intended to modify or supplement any factual disclosures about the Company or Parent in its public reports filed with the SEC. In particular, the Merger Agreement, the Voting and Support Agreements and related summaries are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to any party to the Merger Agreement or the Voting and Support Agreements . The Merger Agreement and the Voting and Support Agreements include representations, warranties and covenants of the parties thereto made solely for the benefit of the parties to the Merger Agreement and the Voting and Support Agreements, respectively. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the parties to the Merger Agreement and the Voting and Support Agreements respectively and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s or Parent’s SEC filings or may have been used for purposes of allocating risk among the parties rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of the Company, Parent, Purchaser, Merger Sub 2 Thomas J. Tisch, or the certain entities affiliated with Felix J. Baker or any of their respective affiliates.

Item 8.01 Other Events.

The board of directors of Alexion has also authorized an increase to its existing share repurchase program, bringing the total authorization to $1 billion. The share repurchase authorization permits shares to be repurchased from time to time in open market transactions, has no time limit and maybe discontinued at any time. Alexion will not repurchase any shares during the pendency of the transactions.

On May 6, 2015, Alexion and the Company issued a joint press release announcing entry into the Merger Agreement. A copy of as the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Reorganization, dated May 5, 2015, among Alexion Pharmaceuticals, Inc., Pulsar Merger Sub Inc., Galaxy Merger Sub LLC and Synageva BioPharma Corp. Schedules to the Agreement and Plan of Reorganization have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.
4.1	Voting and Support Agreement, dated as of May 5, 2015, by and among Alexion Pharmaceuticals, Inc., Pulsar Merger Sub Inc. and the stockholders listed therein.
4.2	Voting and Support Agreement, dated as of May 5, 2015, by and among Alexion Pharmaceuticals, Inc., Pulsar Merger Sub Inc. and Thomas J. Tisch.
99.1	Joint Press release issued by Alexion Pharmaceuticals, Inc. and Synageva BioPharma Corp. dated May 6, 2015.

Forward-Looking Statements

This communication includes statements that may be forward-looking statements. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. Alexion and Synageva caution that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the likelihood that the transaction is consummated on a timely basis or at all, including whether the conditions required to complete the transaction will be met, realization of the expected benefits of the transaction, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action and changes to laws and regulations applicable to our industry, status of our ongoing clinical trials, commencement dates for new clinical trials, clinical trial results, decisions and the timing of decisions of regulatory authorities regarding marketing approval or material limitations on the marketing of our approved products or any future approved products, delays or interruptions in manufacturing or commercial operations including due to actions of regulatory authorities or otherwise, the possibility that results of clinical trials in approved and investigational indications are not predictive of safety and efficacy in broader patient populations, the adequacy of our pharmacovigilance and drug safety reporting processes, the risk that acquisitions will not result in the anticipated clinical milestones or long-term commercial results, the risk that initial results of commercialization in approved indications are not predictive of future performance, risks involving the ability to license necessary intellectual property on reasonable terms or at all, the risk that third party payors, public or private, will not reimburse for the use of Soliris, Strensiq (asfotase alfa) or Kanuma (sebelipase alfa), or any future products at acceptable rates or at all, risks regarding estimates of the ultimate size of various patient populations, risks relating to foreign currency fluctuations, exposures to additional tax liabilities, and a variety of other risks. Additional information about the economic, competitive, governmental, technological and other factors that may affect the companies’ operations is set forth, in the case of Alexion, in Item 1.A, “Risk Factors,” in Alexion’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which has been filed with the Securities and Exchange Commission (the “SEC”) and, in the case of Synageva, in Item 1.A, “Risk Factors,” in Synageva’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which has been filed with the SEC. Neither Alexion nor Synageva undertakes any obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Additional Information and Where to Find It

The exchange offer referenced in this communication has not yet commenced, and no proxies are yet being solicited. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for any materials that Alexion and its offering subsidiary, Galaxy Merger Sub Inc. (“Offeror”), will file with the SEC.

Offeror plans to file a tender offer statement on Schedule TO, together with other related exchange offer documents, including a letter of transmittal, in connection with the offer; Synageva plans to file a Solicitation/Recommendation Statement on Schedule 14D-9 in connection with the offer; and Alexion plans to file a registration statement on Form S-4 that will serve as a prospectus for Alexion shares to be issued as consideration in the offer and merger. If the offer is successfully completed, the remaining shares of Synageva will be purchased by Alexion in a second-step merger and, in accordance with applicable law, no vote by the Synageva stockholders will be required. Under certain circumstances described in the definitive transaction documents, the parties may determine to instead to terminate the offer and effect the transaction through a merger only, in which case the relevant documents to be filed with the SEC will include a separate registration statement on Form S-4 filed by Alexion that will serve as a prospectus for Alexion shares to be issued as consideration in the merger and as a proxy statement for the solicitation of votes of Synageva stockholders to approve the merger. IN EITHER CASE, THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT ALEXION, SYNAGEVA AND THE TRANSACTIONS. SYNAGEVASTOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY DECISION REGARDING EXCHANGING THEIR SHARES OR, IF NECESSARY, VOTING ON THE TRANSACTION. These documents will be made available to Synageva stockholders at no expense to them and will also be available for free at the SEC's website at www.sec.gov. Additional copies may be obtained for free by contacting Alexion’s investor relations department at 203-699-7722 or Synageva’s investor relations department at 781-357-9947.

In addition to the SEC filings made in connection with the transaction, each of Alexion and Synageva files annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other such filed information at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Alexion’s and Synageva’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

If the exchange offer is terminated and the parties seek to effect the transaction by merger only, in which case, the approval of Synageva stockholders must be obtained, Alexion, Synageva and their respective directors and executive officers may be deemed to be participants in any such solicitation of proxies from Synageva’s stockholders in connection with the proposed transaction. Information regarding Alexion’s directors and executive officers is available in its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 8, 2015; information regarding Synageva’s directors and executive officers is available in its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 28, 2015. Other information regarding potential participants in any such proxy solicitation will be contained in any proxy statement filed in connection with the transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: May 6, 2015	By:	/s/ Michael V. Greco
Michael V. Greco
Vice President of Law and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated May 5, 2015, among Alexion Pharmaceuticals, Inc., Pulsar Merger Sub Inc., Galaxy Merger Sub LLC and Synageva BioPharma Corp. Schedules to the Agreement and Plan of Reorganization have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.
4.1	Voting and Support Agreement, dated as of May 5, 2015, by and among Alexion Pharmaceuticals, Inc., Pulsar Merger Sub Inc. and the stockholders listed therein.
4.2	Voting and Support Agreement, dated as of May 5, 2015, by and among Alexion Pharmaceuticals, Inc., Pulsar Merger Sub Inc. and Thomas J. Tisch.
99.1	Joint Press release issued by Alexion Pharmaceuticals, Inc. and Synageva BioPharma Corp. dated May 6, 2015.

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